For Immediate Release DRAFT

Document Security Systems Announces German Appeal
Court Ruling Regarding Patent Validity

ROCHESTER, NY, July 8, 2010 – Document Security Systems, Inc. (NYSE AMEX: DMC) (“DSS”), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, announced today that the Bundesgerichtshof in Karlsruhe, Germany issued its decision in a appeal of a previous favorable patent validity decision which was brought by the European Central Bank (the “ECB”) against Document Security Systems, Inc. The German Court has ruled that European Patent No 0455750B1 (the “Patent”), that was awarded to the Company by the European Patent Office and upheld as “valid” in a previous hearing in the German Court of First Instance, has now been deemed invalid in Germany due to added matter.  The judgment is the outcome of a hearing held on July 8, 2010, and does not affect the validity of the patent in Spain or the Netherlands where the patent has been deemed valid.

A similar appeal hearing took place in the Netherlands on June 21, 2010.  A decision is expected in a few months.   An appeal victory in the Netherlands enables DSS and its litigation partner, Trebuchet to seek patent infringement damages against the ECB and two Netherlands security printers.

The Netherlands infringement trial is tentatively scheduled for January 21, 2011.

 About Document Security Systems, Inc.

Document Security Systems is a technology company in the security and protection services sector which develops and manufactures products and packaging containing patented and patent pending optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company owns over 30 different patented and patent-pending technologies and products which protect valuable documents and printed products from counterfeiters and identity thieves. The company has three manufacturing facilities which produce secure printing, packaging and plastic ID cards.  Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, Smart Cards internet commerce, passports, gift certificates and packaging.  Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets.

More information about Document Security Systems, Inc. and their wholly-owned subsidiaries can be found by visiting:

Document Security Systems, Inc.: http://www.documentsecurity.com
Plastic Printing Professional, Inc.: http://www.plasticprintingprofessionals.com/
Protected Paper: http://www.protectedpaper.com
DPI of Rochester: http://www.dpirochester.com
Premier Custom Packaging: www.premiercustompkg.com

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

For information contact:

Contact: Jody Janson
Company: Document Security Systems, Inc.
Title: Shareholder Relations
Voice: 585-232-5440
Email: ir@documentsecurity.com